Exhibit 99.2

NEWS RELEASE

Media Contact:	David A. Harpole +1 713-309-4125
Investor Contact:	Douglas J. Pike +1 713-309-7141

FOR IMMEDIATE RELEASE

LYONDELL CHEMICAL COMPANY COMMENCES TENDER OFFER AND

CONSENT SOLICITATION FOR 8% SENIOR SECURED NOTES DUE 2017 AND

11% SENIOR SECURED NOTES DUE 2018

ROTTERDAM, Netherlands, March 26, 2012 – LyondellBasell Industries N.V. (the “Company” or “LyondellBasell”) today announced that its wholly owned subsidiary, Lyondell Chemical Company (“Lyondell Chemical”), is commencing cash tender offers (the “Tender Offers”) for any and all of Lyondell Chemical’s outstanding 8% Senior Secured Dollar Notes due 2017 and 8% Senior Secured Euro Notes due 2017 (together, the “8% Notes”), and any and all of Lyondell Chemical’s outstanding 11% Senior Secured Notes due 2018 (the “11% Notes” and together with the 8% Notes, the “Notes”). In conjunction with the Tender Offers, Lyondell Chemical is soliciting consents (“Consents”) from registered holders (“Holders”) of Notes (the “Consent Solicitations” and, together with the Tender Offers, the “Offer”) to eliminate substantially all of the covenants in the indentures governing the Notes.

Certain information regarding the Notes and the terms of the Offer is summarized in the table below.

Title of Security(1)	CUSIP and ISIN Numbers	Principal Amount Outstanding Held by non-Affiliates	Tender Offer Consideration(2)	Consent Payment(2)	Total Consideration(2)
8% Senior Secured Dollar Notes due 2017 (“Dollar Notes”)	50178T AA5 US50178TAA51 552078BA4 US552078BA46	$618,885,000	$1,095.00	$30	$1,125.00
8% Senior Secured Euro Notes due 2017 (“Euro Notes”)	XS0620287341	€103,923,000	€1,087.50	€30	€1,117.50
11% Senior Secured Notes due 2018 (“11% Notes”)	552078 BB2 US552078BB29	$1,921,552,993	$1,075.00	$30	$1,105.00

(1)	The liens on all of the collateral securing the Notes have been released pursuant to previously executed supplemental indentures to the indentures governing such Notes.

(2)	Per $1,000 (or €1,000 in the case of the Euro Notes) principal amount of Notes that are accepted for purchase.

The terms and conditions of the Offer are described in Lyondell Chemical’s Offer to Purchase and Consent Solicitation dated today (the “Statement”) and related Letter of Transmittal and Consent, which set forth the complete terms of the Tender Offers and the Consent Solicitations.

LyondellBasell Industries

www.lyondellbasell.com

LyondellBasell Industries – Page 2

The Tender Offers will expire at 11:59 p.m., New York City time, on April 20, 2012 (the “Expiration Time”), and the Consent Solicitations will expire at 5:00 p.m. New York City time, on April 6, 2012 (with respect to a series of Notes, the “Consent Payment Expiration”), in either case unless extended or earlier terminated with respect to either or both series of Notes by Lyondell Chemical.

As described in the Statement, any holder that validly tenders Notes pursuant to either Tender Offer on or before the applicable Consent Payment Expiration must also deliver Consents to the proposed amendments; Holders may not deliver Consents without also tendering the related Notes pursuant to the Tender Offers. Tendered Notes of a series may be withdrawn, and Consents may be revoked at any time prior to the earlier of (x) the time we execute the applicable supplemental indenture and (y) 5:00 p.m., New York City time, on April 6, 2012 (as may be extended with respect to either or both series of Notes by Lyondell Chemical, the “Withdrawal Time”). A valid withdrawal of tendered Notes prior to the Withdrawal Time will constitute the concurrent valid revocation of such Holder’s related Consent. Notes tendered after the Withdrawal Time may not be validly withdrawn at any time.

Holders validly tendering, and not validly withdrawing, Notes on or before the applicable Consent Payment Expiration will be eligible to receive the applicable Total Consideration which includes a Consent Payment $30.00 per $1,000 principal amount of the Dollar Notes and 11% Notes and €30.00 per €1,000 principal amount of the Euro Notes, payable on the applicable early settlement date (with respect to a series of Notes, the “Early Settlement Date”). The Early Settlement Date for each Tender Offer will occur on a business day we choose promptly following both the applicable Consent Payment Expiration and the satisfaction or waiver of the conditions to consummation of the applicable Tender Offer and is currently expected to occur on April 9, 2012 for the Dollar Notes and the 11% Notes, and April 10, 2012, for the Euro Notes. Holders validly tendering, and not validly withdrawing, Notes after the applicable Consent Payment Expiration and on or before the applicable Expiration Time will be eligible to receive only the applicable Tender Offer Consideration, which represents the Total Consideration less the Consent Payment, payable on the applicable final settlement date (with respect to a series of Notes, the “Final Settlement Date”; each Early Settlement Date and Final Settlement Date being referred to as a “Settlement Date”). The final settlement date for each Tender Offer will occur promptly after the applicable Expiration Time and is currently expected to occur on April 23, 2012. In addition, Holders of Notes that are accepted by Lyondell Chemical will receive accrued and unpaid interest from the last interest payment on such Notes up to, but not including, the applicable Settlement Date for their Notes purchased pursuant to the Tender Offer.

The proposed amendments to the indenture governing the 8% Notes require Consents from Holders of at least a majority in aggregate principal amount of the outstanding 8% Notes and the proposed amendments to the indenture governing the 11% Notes require Consents from Holders of at least a majority in aggregate principal amount of the outstanding 11% Notes (in each case, excluding Notes held by the Company or any of its affiliates).

Consummation of the Tender Offers and Consent Solicitations is subject to conditions as set forth in the Statement, including, but not limited to, (i) the issuance of a minimum $3.0 billion in aggregate principal amount of the Company’s new senior notes being offered in a concurrent private placement and (ii) the execution of effective supplemental indentures. If the conditions applicable to either Tender Offer or either Consent Solicitation are not satisfied, Lyondell Chemical may, as more fully described in the Statement, waive any condition applicable to such Tender Offer or such Consent Solicitation, and may terminate, extend or modify either or both

LyondellBasell Industries

www.lyondellbasell.com

LyondellBasell Industries – Page 3

such Tender Offer and such Consent Solicitation and the applicable withdrawal deadlines thereunder. Capitalized terms used in this release and not defined herein have the meanings given them in the Statement.

Credit Suisse and Citigroup are acting as the Lead Dealer Managers and Solicitation Agents for the Offer. J.P. Morgan, BofA Merrill Lynch, and Deutsche Bank Securities are acting as Joint Dealer Managers and Solicitation Agents for the Offer. For additional information regarding the terms of the Offer, please contact: Credit Suisse at (800) 820-1653 (toll free) or (212) 325-5912 (collect) or Citigroup at (800) 558-3745 (toll free) or (212) 723-6106 (collect). Requests for documents may be directed to D.F. King & Co., Inc., which is acting as the depositary and information agent for the Offer, at (800) 290-6427 (toll-free).

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE, A SOLICITATION OF AN OFFER TO PURCHASE OR A SOLICITATION OF CONSENT WITH RESPECT TO ANY SECURITIES. THE TENDER OFFERS AND THE CONSENT SOLICITATIONS ARE BEING MADE SOLELY PURSUANT TO THE STATEMENT AND RELATED LETTER OF TRANSMITTAL AND CONSENT, WHICH SET FORTH THE COMPLETE TERMS OF THE TENDER OFFERS AND CONSENT SOLICITATIONS WHICH HOLDERS OF THE NOTES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE TENDER OFFERS AND THE CONSENT SOLICITATIONS ARE NOT BEING MADE TO HOLDERS OF NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF OR ACCEPTANCE OF THE TENDER OFFERS OR THE CONSENT SOLICITATIONS WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. LYONDELL CHEMICAL EXPRESSLY RESERVES THE RIGHT, SUBJECT TO APPLICABLE LAW, TO TERMINATE THE TENDER OFFERS AND THE CONSENT SOLICITATIONS. THIS PRESS RELEASE DOES NOT CONSTITUTE A NOTICE OF REDEMPTION OR AN OBLIGATION TO ISSUE A NOTICE OF REDEMPTION IN RESPECT OF ANY OF THE NOTES.

THE OFFERING OF THE NEW NOTES ANNOUNCED CONCURRENTLY HEREWITH HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

# # #

About LyondellBasell

LyondellBasell (NYSE: LYB) is one of the world’s largest plastics, chemical and refining companies. The company manufactures products at 58 sites in 18 countries. LyondellBasell products and technologies are used to make items that improve the quality of life for people around the world including packaging, electronics, automotive parts, home furnishings, construction materials and biofuels. More information about LyondellBasell can be found at www.lyondellbasell.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature or which relate

LyondellBasell Industries

www.lyondellbasell.com

LyondellBasell Industries – Page 4

to future events and are subject to risks and uncertainties. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. These statements are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

SOURCE: LyondellBasell Industries

LyondellBasell Industries

www.lyondellbasell.com